EXHIBIT 4.1





                                RIGHTS AGREEMENT


                                     between


                          HOLLINGER INTERNATIONAL INC.


                                       and


                          MELLON INVESTOR SERVICES LLC,
                                 as Rights Agent




                          Dated: As of January 25, 2004




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                                                                              19

                                RIGHTS AGREEMENT

         Rights Agreement (the "AGREEMENT"), dated as of January 25, 2004 between Hollinger International Inc., a Delaware corporation (the "COMPANY"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "RIGHTS AGENT", which term shall include any successor Rights Agent hereunder).

         WHEREAS, the Corporate Review Committee (the "COMMITTEE") of the Board of Directors of the Company, having all of the power of the Board of Directors of the Company (the "BOARD") delegated to it, with certain limited exceptions not here relevant, by action of the Board at a meeting duly held on January 20, 2004 (the "DELEGATED POWER"), deems it desirable and in the best interests of the Company and its stockholders that steps be taken to maximize for its stockholders the long-term value of the Company in the event of a direct or indirect takeover;

         WHEREAS, the Company's controlling stockholder has purported to amend the By-laws of the Company by action of written consent delivered to the Company on January 23, 2004;

         WHEREAS, the Committee does not accept the validity or legality of such action and believes in good faith that if it were to accept such action without challenge irreparable injury would be done to the the interests of the Company and its stockholders;

         WHEREAS, the Committee believes timing of its actions are critical to protecing the Company and its stockholders and that current action is needed to prevent further damage to their interests;

         WHEREAS, the Committee desires that the Company seek a determination (preliminary or final) of a court of competant jurisdiction that the Committee remains, without further Board action, a duly constituted and authorized standing committee of the Board with full power and authority to act on matters within the Delegated Power (the date of first publication or public announcement of any such determination, a "DETERMINATION DATE" provided that the Determination Date shall not be deemed to have occurred for purposes of payment of the dividend described in the next paragraph as having occurred earlier than the Record Date);

         WHEREAS, the Committee has authorized and declared a dividend, payable on the Determination Date, of one preferred share purchase right (a "RIGHT") for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on February 5, 2004 (the "RECORD DATE"), each Right representing the right to purchase, upon the terms and subject to the conditions set forth herein, one one-thousandth (1/1000) of a share of Series Z Preferred Stock, par value $0.01 per share, of the Company ("SERIES Z PREFERRED STOCK") having the rights and preferences set forth in the Certificate of Designations of Preferred Stock with respect to the Series Z Preferred Stock, a copy of which is attached hereto as EXHIBIT A. The Committee has further authorized and directed the issuance upon and after the Determination Date, of one Right with respect to each Common Share that shall become outstanding (whether originally issued or delivered from the Company's treasury)


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                                                                               2


after the Record Date and on or prior to the earliest of the Separation Date, the Redemption Date and the Final Expiration Date (each as hereinafter defined).

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "ACQUIRING PERSON" shall mean any Person who, together with all Affiliates and Associates of such Person, shall hereafter become the Beneficial Owner of the Specified Percentage, but shall not include
(i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan or for purposes of funding or providing Common Shares to any such plan, and (iv) any Exempt Stockholder (as hereinafter defined). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as a result of an acquisition of Common Shares by the Company, or the conversion of any outstanding Common Shares held by Persons other than such Person or its Affiliates or Associates, which acquisition or conversion, by reducing the number of shares outstanding, or the voting power of certain shares outstanding, increases the number, or the relative voting power, of shares Beneficially Owned by such Person to the Specified Percentage; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of the Specified Percentage by reason of such share purchases by the Company or such conversion and shall, after such share purchases or conversion, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" unless such Person would not be an Acquiring Person by reason of clauses (i) through
(iv) of the immediately preceding sentence. Notwithstanding the foregoing, if the Board of Directors (or following a Determination Date, the Committee) of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provision, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                  (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the "RULES") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as in effect on the Record Date.

                  (c) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

                           (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, now or hereafter owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the
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                                                                               3


     Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities (or any securities that would otherwise be deemed beneficially owned through the ownership of such securities) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; and PROVIDED FURTHER, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities that such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of (a) employee stock options now or hereafter (but prior to the Separation Date) issued by the Company, or (b) conversion rights conferred in any class or series of Preferred Stock of the Company issued prior to the Separation Date if the resolutions of the Board providing for the issuance of such class or series of Preferred Stock shall specifically refer to this Rights Agreement and provide that the right to acquire securities upon the exercise of conversion rights so conferred shall not be deemed to constitute beneficial ownership of such securities;

                           (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote (except as hereinafter provided) or dispose of, or of which any of them, directly or indirectly, has "beneficial ownership" (as determined pursuant to Rule 13d-3 of the Rules, as in effect on the Record Date) (including, except as hereinafter provided, pursuant to any agreement, arrangement or understanding, whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Rules and is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

                           (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of, or with respect to, acquiring, holding, voting (except as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company; and

                           (iv)     that are, pursuant to the foregoing
     subparagraphs of this paragraph (c), or otherwise, deemed to be owned by a voting trust, voting agent, recipient of a proxy that is not immediately revocable (a "NON-REVOCABLE PROXY") or any other Person to whom such Person (the "GRANTOR PERSON") has contributed, conveyed, delegated, given, granted, tendered, transferred or otherwise assigned or conferred (collectively, "GIVEN") some or all of the voting rights attributable to the Common Shares of which the Grantor Person (alone or in conjunction with any other Person) is also deemed to be a Beneficial Owner. Solely for purposes of this Agreement, the Grantor Person shall be deemed to be the Beneficial Owner of all Common Shares that such voting trust, voting Agent, proxy holder or other Person


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                                                                               4


     has the right, by Non-revocable Proxy, agreement, assignment, tender, grant or otherwise, to exercise some or all of the voting rights attributable thereto, whether or not the Grantor Person shall have contributed or given voting rights that constitute all or less (even substantially less) than all of the voting rights held by the voting trust, voting Agent, proxy holder or other Person to whom or to which the Grantor Person has given some or all of the voting rights attributable to Common Shares otherwise beneficially owned by the Grantor Person;

PROVIDED, HOWEVER, that nothing in this paragraph (c) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of or to "beneficially own" any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition; and PROVIDED, FURTHER, that solely for purposes of determining if a Person is an Acquiring Person a Person shall be deemed to beneficially own securities owned by each of such Person's non-controlled Affiliates or Associates only to the extent of such Person's beneficial ownership of such Affiliate or Associate and, if the resulting beneficial ownership is less than the Specified Percentage, such Person's non-controlled Affiliates' or Associates' beneficial ownership in excess of the Specified Percentage shall not cause such Person to be an Acquiring Person; PROVIDED, FURTHER, that solely for purposes hereof (and expressly not for purposes of Section 203 of the Delaware General Corporation
Law) the mere execution and delivery, without purchase of any securities pursuant thereto, under the PHIL Agreement shall not be considered to cause PHIL or its Affiliates and Associates to be considered an Acquiring Person.

                  (d) "BOARD" means the Board of Directors of the Company.

                  (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York or New Jersey are authorized or obligated by law or executive order to close.

                  (f) "CLASS A COMMON SHARES" shall mean shares of Class A Common Stock, par value $0.01 per share, of the Company.

                  (g) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., New York time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

                  (h) "COMMON SHARES" when used with reference to the Company shall mean Class A Common Shares and shares of Class B Common Stock, par value $0.01 per share, of the Company "COMMON SHARES" or "COMMON SHARES," when used with reference to any Person other than the Company, shall mean the capital stock of such Person with the greatest voting power or the equity securities or other equity interest having power to control or direct the management of such Person.

                  (i) "CONTROL" shall have the meaning ascribed thereto in Rule 12(b)(2) promulgated under the Exchange Act (or any successor provision).

                  (j) "EXEMPT STOCKHOLDER" shall mean Lord Black of Crossharbour and any Person that is and remains a controlled Affiliate of Lord Black of Crossharbour,


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                                                                               5


including as of the date hereof Hollinger Inc.; PROVIDED, that each such Person shall only be deemed to be an Exempt Stockholder for so long as Lord Black together with all his controlled Affiliates Beneficially Own no more Class B Common Shares or Class A Common Shares than Lord Black and his Affiliates beneficially own as of the date hereof, which represent approximately 73% of the voting power represented by all Common Shares; and PROVIDED, FURTHER that any equity securities of the Company that may be issued, granted or purchased by Lord Black following the date of this Agreement pursuant to any employee benefit plan of the Company or any of its Subsidiaries or otherwise received as compensation from the Company shall not be counted for purposes of calculating the percentage Beneficially Owned by Lord Black for purposes of the immediately preceding proviso..

                  (k) "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company or other entity and shall include any successor (by merger or otherwise) of such entity.

                  (l)      "PHIL" shall mean Press Holdings International
Limited.

                  (m) "PHIL AGREEMENT" shall mean the Tender and Shareholder Support And Acquisition Agreement dated January 18, 2004 among PHIL, the Ravelston Corporation Limited and Lord Black of Crossharbour in the form attached to the Schedule 13D Amendment No. 15 filed by Lord Black and certain of his Affiliates with the the U.S. Securities and Exchange Commission in regards to securities of the Company on or about January 20, 2004.

                  (n) "SECTION 11(A)(II) EVENT" shall mean an event described in Section 11(a)(ii).

                  (o) "SECTION 13(A) EVENT" shall mean any event described in clause (x) or (y) or (z) of Section 13(a).

                  (p) "SERIES Z PREFERRED SHARES" shall mean shares of Series Z Preferred Stock, par value $0.01 a share, of the Company, including any authorized fraction of a Series Z Preferred Shares, unless the context otherwise requires.

                  (q) "SHARES ACQUISITION DATE" shall mean the first date of public announcement (including, without limitation, a report filed pursuant to Section 13(d) or 14(d) under the Exchange Act) by the Company or an Acquiring Person indicating that an Acquiring Person has become such (or, if earlier, the later of (i) the latest day permitted under Section 13(d) or
Section 14(d) under the Exchange Act for an Acquiring Person to disclose that such Acquiring Person has become an Acquiring Person and (ii) the Company aware of such Acquiring Person having become an Acquiring Person).

                  (r) "SPECIAL COMMITTEE" shall mean the Special Committee of the Board formed on June 17, 2003.

                  (s)      "SPECIFIED PERCENTAGE" shall mean any Common
Shares representing in the aggregate 20% or more of the voting power represented by all outstanding Common Shares of the Company.
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                                                                               6


                  (t) "SUBSIDIARY" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting power of the voting securities or voting interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                  (u) "TRIGGERING EVENT" shall mean any Section 11(a)(ii) Event or Section 13(a) Event.

         The following additional terms have the meanings indicated in the specified Sections of this Agreement set forth below:

                           (i)      "ACT" -- Section 9(c).

                           (ii)     "ADJUSTMENT SHARES" -- Section 11(a)(ii).

                           (iii)    "COMMON SHARE EQUIVALENT" -- Section
                                    11(a)(iii).

                           (iv)     "CURRENT VALUE" -- Section 11(a)(iii).

                           (v)      "EQUIVALENT SHARES" -- Section 11(b).

                           (vi) "EXCHANGE ACT" -- Section 1(b). (vii) "FINAL EXPIRATION DATE" -- Section 7(a).

                           (viii)   "GRANTOR PERSON" -- Section 1(c)(iv).

                           (ix)     "NON-REVOCABLE PROXY" -- Section 1(c)(iv)

                           (x)      "PRINCIPAL PARTY" -- Section 13(b).

                           (xi) "PURCHASE PRICE" -- Sections 4(a), 11(a)(ii) and 13(a).

                           (xii)    "RECORD DATE" -- Preamble.

                           (xiii)   "REDEMPTION DATE" -- Section 7(a).

                           (xiv)    "REDEMPTION PRICE" -- Section 23(a).

                           (xv)     "RULES" -- Section 1(b).

                           (xvi)    "SEPARATION DATE" -- Section 3(a).

                           (xvii)   "SERIES Z PREFERRED STOCK" -- Preamble.

                           (xviii)  "SPREAD" -- Section 11(a)(iii).

                           (xix)    "SUBSTITUTION PERIOD" -- Section 11(a)(iii).
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                                                                               7


                           (xx)     "SUMMARY OF RIGHTS" -- Section 3(b).

                           (xxi)    "TRADING DAY" -- Section 11(d)(i).

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

         SECTION 3. ISSUE OF RIGHT CERTIFICATES.

                           (a) Until the earlier of (i) the close of business on
the tenth Business Day following the Shares Acquisition Date or (ii) the close of business on the fifteenth Business Day (or such later date as may be determined by action of the Board (or following a Determination Date, the Committee) prior to the time as any Person becomes an Acquiring Person) after the date on which a tender or exchange offer by any Person (other than any Exempt Stockholder, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first commenced within the meaning of Rule 14d-2(a) of the Rules, if upon consummation thereof, such Person would be the Beneficial Owner of the Specified Percentage (the earlier of (i) and (ii) being herein referred to as the "SEPARATION DATE"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates;(y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares and (z) any conversion of a Common Share into another class of Common Share shall be treated hereunder as a transfer of such Common Share to the Company and an issuance of a new Common Share by the Company. As soon as practicable after the Separation Date, the Company must promptly notify the Rights Agent thereof in writing and request the transfer agent to provide the Rights Agent with the names and addresses of all record holders of Common Shares. As soon as practicable after the Rights Agent receives such written notice and stockholders list, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and Rights Agent will, if requested and if provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Separation Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, one or more Right Certificates, in substantially the form of EXHIBIT B hereto, evidencing one Right for each Common Share so held. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to
Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash may be paid in lieu of any fractional Rights. As of and after the Separation Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the


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Separation Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Separation Date has not occurred.

                  (b) As soon as practicable following the later of the Record Date and the Determination Date, the Company will send a copy of a Summary of Rights to Purchase Series Z Preferred Stock, in substantially the form attached hereto as EXHIBIT C (the "SUMMARY OF RIGHTS"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares. With respect to certificates for Common Shares outstanding as of the Record Date, until the Separation Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof, together with a copy of the Summary of Rights attached thereto, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earliest of the Separation Date, the Redemption Date or the Final Expiration Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares issued after the Record Date but prior to the earliest of the Separation Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF
         TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN
         HOLLINGER INTERNATIONAL INC. (THE "CORPORATION") AND THE
         RIGHTS AGENT THEREUNDER, AS IT MAY FROM TIME TO TIME BE
         AMENDED OR SUPPLEMENTED IN ACCORDANCE WITH ITS TERMS (THE
         "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY
         INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON
         FILE AT THE PRINCIPAL OFFICES OF THE CORPORATION. UNDER
         CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT,
         SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND
         WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE
         CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY
         OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING,
         WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST
         THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS
         AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS,
         WAS OR BECOMES AN ACQUIRING
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                                                                               9


         PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

         SECTION 4. FORM OF RIGHT CERTIFICATES.

                  (a) The Right Certificates (and the forms of election to purchase Series Z Preferred Shares, exercise notice and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, which do not affect the rights, duties or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandth of a share of Series Z Preferred Stock as shall be set forth therein at the price per one one-thousandth of a Series Z Preferred Share set forth therein (the "PURCHASE PRICE"), but the amount and type of the securities purchasable (or other consideration to be made available) upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b)      Any Right Certificate issued pursuant to Section
3(a) or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board (or following a Determination Date, the Committee) has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE
     BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR
     AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE
     DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE
     AND THE RIGHTS REPRESENTED HEREBY
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                                                                              10


     MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

                  (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board or its President, Chief Executive Officer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal, attested by the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of the Company, or shall bear a facsimile thereof. The Right Certificates shall not be valid for any purpose unless countersigned by the Rights Agent, whether manually or by facsimile signature. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Separation Date and receipt by the Rights Agent of the written notice, list of record holders of Rights and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated pursuant to Section 26 hereof or agency designated for such purpose, books for registration and transfer of the Right Certificates issued or to be issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

                  (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the close of business on the Separation Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Series Z Preferred Shares (or, following a Section 11(a)(ii) Event or Section 13(a) Event, Common Shares, other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall not be required to process the transaction until it receives evidence in writing that all taxes and charges have been paid by the Company.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

                  (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Separation Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Series Z Preferred Share as to which the Rights are exercised, and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash, or by certified check or cashier's check payable to the order of the Company, at or prior to the close of business on the earliest of (i) February 5, 2014 (the "FINAL EXPIRATION DATE"), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the "REDEMPTION DATE") or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

                  (b) The Purchase Price for each one one-thousandth of a Series Z Preferred Share pursuant to the exercise of a Right shall initially be $50, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Series Z Preferred Shares (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) either (A) requisition from any transfer agent of the Series Z Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of Series Z Preferred Shares (or fractions thereof) to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or
(B) if the Company shall have elected to deposit the Series Z Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandth of a Series Z Preferred Share as are to be purchased (in which case certificates for the Series Z Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) if and when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) if and when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) or assets pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities or assets are available for distribution by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns subject to the provisions of
Section 6 and Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee from an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board (or following a Determination Date, the Committee) has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have knowledge of the identity of any such

Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9. RESERVATION AND AVAILABILITY OF SERIES Z PREFERRED SHARES; REGISTRATION.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Series Z Preferred Shares the number of Series Z Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obliged to cause to be reserved and kept available out of its authorized and unissued Common Shares or shares of preferred stock (other than Series Z Preferred Shares), any such Common Shares or any shares of preferred stock (other than the Series Z Preferred Shares) to permit exercise of outstanding Rights. The Company will take all such action as may be necessary to ensure that all Series Z Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Series Z Preferred Shares (subject to the payment of Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (b) If the Series Z Preferred Shares issuable upon the exercise of Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Triggering Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or as soon as is required by law following the Separation Date, as the case may be, a registration statement under the Securities Act of 1933 (the "ACT"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. If then required by applicable law, the Company will also take such action as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall promptly notify the Rights Agent thereof and issue a public announcement (provide Rights Agent a copy of such announcement) stating that the exercisability of the Rights has been temporarily suspended and, at such time as the suspension is no longer in effect, shall promptly notify the Rights Agent thereof and issue a further public announcement (provide Rights Agent a copy of such announcement) thereof. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Series Z Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (e) The Company covenants and agrees that it will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Series Z Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Series Z Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Series Z Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's or the Rights Agent's satisfaction that no such tax or charge is due.

         SECTION 10. SERIES Z PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Series Z Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series Z Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and charges) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Series Z Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Series Z Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled (in such holder's capacity as such) to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote any shares, to receive dividends or other distributions with respect to any shares or to exercise any preemptive rights with respect to any shares, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)      (i)      In the event that the Company shall at any
time after the date of this Agreement (A) declare a dividend on the Series Z Preferred Shares payable in Series Z Preferred Shares, (B) subdivide the outstanding Series Z Preferred Shares, (C) combine the outstanding Series Z Preferred Shares into a smaller number of Series Z Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Series Z Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Series Z Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                           (ii)     Subject to Section 24 hereof, in the
event that there is a Shares Acquisition Date and a Separation Date, then proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the Purchase Price in effect as of the date of the Section 11(a)(ii) Event, in lieu of Series Z Preferred Shares, and subject to the provisions of Section 11(a)(iii) below, such number of Class A Common Shares as shall equal the result obtained by (x) multiplying such Purchase Price by the number of one one-thousandth of a Series Z Preferred Share for which a Right is exercisable as of date of the Section 11(a)(ii) Event and (y) dividing that product (which, following the first occurrence of such event, shall be referred to as the "PURCHASE PRICE" for all purposes of this Agreement) by 50% of the current per share market price of the Class A Common Shares (determined pursuant to

Section 11(d) hereof), but not less than the par value thereof, on the date of the first occurrence of such Section 11(a)(ii) Event (such number of shares, the "ADJUSTMENT SHARES").

                           (iii)    In the event that (x) the total of the
Common Shares that are issued but not outstanding and authorized but unissued (excluding Common Shares reserved for issuance pursuant to the specific terms of any indenture, option plan or other agreement) is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof or
(y) the total number of Common Shares available for exercise of the Rights in accordance with Section 11(a)(ii) hereof is sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) but the Board (or following a Determination Date, the Committee) determines that such exercise of the Rights will not afford adequate protection to the stockholders of the Company and that stockholders should be given an option to acquire a substitute for the Adjustment Shares, and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed to which the Company is a party and to comply with applicable law, then the Board (or following a Determination Date, the Committee) shall: (A) determine the excess of (1) the value, based upon the current per share market price of the Class A Common Shares (determined pursuant to Section 11(d) hereof), of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over (2) the Purchase Price (such excess, the "SPREAD") and (B) with respect to each Right, make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares, upon payment of the applicable Purchase Price (which term shall include any reduced Purchase Price) any combination of the following having an aggregate value equal to the Current Value (such aggregate value to be determined by the Board (or following a Determination Date, the Committee) based upon the advice of a nationally recognized investment banking firm selected by the Board (or following a Determination Date, the Committee)):
(1) a reduction in the Purchase Price, (2) Common Shares and/or other equity securities of the Company (including, without limitation, shares or units of shares of any series of preferred stock that the Board (or following a Determination Date, the Committee) has deemed to have the same value as Common Shares (such shares or units of share of preferred stock hereinafter referred to as "COMMON SHARE EQUIVALENTS")) and/or (3) debt securities of the Company and/or cash and other assets; PROVIDED, HOWEVER, that if this Section 11(a)(iii) is applicable and the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the first occurrence of a Triggering Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which securities and/or cash in the aggregate are equal to the Spread. If the Board (or following a Determination Date, the Committee) shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Triggering Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "SUBSTITUTION PERIOD"). If the Company determines that some action needs to be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the date of the first occurrence of a Triggering Event.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series Z Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Series Z Preferred Shares (or shares having the same rights, privileges and preferences as the Series Z Preferred Shares ("EQUIVALENT SHARES")) or securities convertible into Series Z Preferred Shares or equivalent shares at a price per Series Z Preferred Share or equivalent share (or having a conversion price per share, if a security convertible into Series Z Preferred Shares or equivalent shares) less than the then current per share market price of the Series Z Preferred Shares (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Series Z Preferred Shares outstanding on such record date plus the number of Series Z Preferred Shares that the aggregate offering price of the total number of Series Z Preferred Shares and/or equivalent shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Series Z Preferred Shares outstanding on such record date plus the number of additional Series Z Preferred Shares and/or equivalent shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board (or following a Determination Date, the Committee), whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights. Series Z Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the distribution to all holders of the Series Z Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of any debt securities, cash or assets (other than a regular quarterly cash dividend or a dividend payable in Series Z Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Series Z Preferred Shares (as defined in Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the

Board (or following a Determination Date, the Committee), whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights) of the portion of the assets or debt securities so to be distributed or of such subscription rights or warrants applicable to one Series Z Preferred Share and the denominator of which shall be such current per share market price of the Series Z Preferred Shares (as determined pursuant to Section 11(d) hereof). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (d)      (i)      For the purpose of any computation
hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the lesser of (x) the average of the daily closing prices per Common Share for the 30 consecutive Trading Days immediately prior to such date or (y) the average of the daily closing prices per Common Share for the 30 consecutive Trading Days immediately following such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 20 Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange, if any, on which the Common Shares are then listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected in good faith by the Board (or following a Determination Date, the Committee). The term "TRADING DAY" shall mean a day on which the principal national securities exchange or NASDAQ on which the Common Shares are listed or traded or are admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or NASDAQ, a Business Day.

                           (ii)     For the purpose of any computation
hereunder, the "current per share market price" of the Series Z Preferred Shares shall be determined in the same manner as set forth above for Common Shares in clause (i) of this Section 11(d). If the current per share market price of the Series Z Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the Series Z Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 1,000. If neither the Common Shares nor the Series Z Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board (or following a Determination Date, the Committee), whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest one one-hundredth of a Common Share or other share or one one-ten thousandth of a Series Z Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment provided for in this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Final Expiration Date.

                  (f)      If as a result of an adjustment made pursuant to
Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any property, other securities (other than shares of capital stock of the Company) or shares of capital stock of the Company other than Series Z Preferred Shares, thereafter the amount of such property, other securities (other than shares of capital stock of the Company) and the number of such other shares of capital stock so receivable upon exercise of any Right (as well as any consideration to be paid therefor) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series Z Preferred Shares (and the Purchase Price) contained in this Section 11, and the provisions of Sections 7, 9, 10 and 13 with respect to the Series Z Preferred Shares shall apply on like terms to any such property, other securities and other shares of capital stock.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Series Z Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandth of a Series Z Preferred Share (calculated to the nearest one one-ten thousandth of a Series Z Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandth of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Series Z Preferred Shares purchasable upon the exercise of a Right. Each of the

Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandth of a Series Z Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one-ten thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall promptly notify the Rights Agent in writing and make a public announcement of its election to adjust the number of Rights and shall provide written notice of such election to the Rights Agent, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued and executed by the Company, and countersigned by the Rights Agent in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of Series Z Preferred Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of shares that were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then stated value, if any, of the Series Z Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series Z Preferred Shares at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Series Z Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series Z Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall promptly notify the Rights Agent of such election and deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment. The Company shall provide the Rights Agent with written notice of any adjustment in the Purchase Price.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in its good faith judgment the Board (or following a Determination Date, the Committee) shall determine to be advisable in order that any (i) consolidation or subdivision of the Series Z Preferred Shares, (ii) issuance wholly for cash of any of the Series Z Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Series Z Preferred Shares or securities that by their terms are convertible into or exchangeable for Series Z Preferred Shares, (iv) dividends on Series Z Preferred Shares payable in Series Z Preferred Shares or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series Z Preferred Shares shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it shall not, and shall not permit any Subsidiary, at any time after the Separation Date, to (i) consolidate with, (ii) merge with or into or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (o) The Company covenants and agrees that, after the Separation Date, it will not, except as permitted by Section 23, Section 24,
Section 27 or Section 31 hereof, take (or permit any Subsidiary to take) any action that at the time it is reasonably foreseeable will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights; PROVIDED, HOWEVER, that the issuance of additional Rights pursuant hereto, including by action of the Board (or following a Determination Date, the Committee) under Section 22 hereof, shall not be deemed to violate this Section 11(o).

                  (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated (whether before or after the Separation Date) with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. For purposes of this Section 11(p), any Common Shares issued after the Separation Date that were not issued together with a Right (pursuant to the Preamble hereto or by action of the Board (or following a Determination Date, the Committee) pursuant to Section 22 hereof) shall not be counted as outstanding.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including, without limitation, an event which causes Rights to become null and void) occurs as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology of accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Series Z Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Separation Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such a certificate.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                  (a) In the event that, following a Shares Acquisition Date and a Separation Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,
(y) any Person shall consolidate with, or merge with or into, the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in a single transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company), then, and in each such case, proper provision shall be made so that
(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect as of the date of the Section 13(a) Event, and in lieu of Series Z Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party, not subject to any rights of first refusal, redemption or repurchase, as shall be equal to the result obtained by (1) multiplying such Purchase Price by the number of one one-thousandth of a Series Z Preferred Share for which a Right is exercisable as of the date of the Section 13(a) Event and dividing that product (which, following the Section 13(a) Event, shall thereafter be referred to as the "PURCHASE PRICE" for all purposes of this Agreement) by (2) 50% of the current per share market price (determined pursuant to Section 11(d) hereof) per Common Share (or other securities or property as provided for herein) of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer, (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement, (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and (v) the provisions of Sections 11(a)(ii) and 11(a)(iii) hereof shall thereafter be of no effect following the occurrence of a Section 13(a) Event.

                  (b)      "PRINCIPAL PARTY" shall mean:

                           (i) in the case of any transaction described in
clause (x) or clause (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                           (ii) in the case of any transaction described in
clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

PROVIDED, HOWEVER, that in either such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

                  (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph
(a) of this Section 13, the Principal Party will:

                           (i) prepare and file a registration statement under
the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

                           (ii) deliver to holders of the Rights historical
financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of Rights, except prior to the Separation Date as provided in Section 11(p) hereof, or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange, if any, on which the Rights are then listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board (or following a Determination Date, the Committee). If on any such date the Rights are not publicly held or so listed or traded, the current market value of a whole Right shall mean the fair value of a whole Right as determined in good faith by the Board (or following a Determination Date, the Committee), whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights.

                  (b) The Company shall not be required to issue fractions of Series Z Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Series Z Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Series Z Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Series Z Preferred Share). Fractions of Series Z Preferred Shares in integral multiples of one one-thousandth of a Series Z Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series Z Preferred Shares. In lieu of fractional Series Z Preferred Shares that are not integral multiples of one one-thousandth of a Series Z Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Series Z Preferred Share. For purposes of this Section 14(b), the current market value of a Series Z Preferred Share shall be the closing price of a Series Z Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (d) The holder of a Right, by the acceptance of the Rights, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as otherwise set forth herein.

                  (e) The Rights Agent shall have no duty or obligation with respect to this Section 14 unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections. Whenever a payment for fractions of Rights or fractions of Series Z Preferred Shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractions of Rights or fractions of Series Z Preferred Shares under any Section of this Agreement relating to the payment of fractions of Rights or fractions of Series Z Preferred Shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

         SECTION 15. RIGHTS OF ACTION.

                  (a)      All rights of action in respect of this
Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Separation Date, the registered holders of any certificate representing Common Shares); and any registered holder of any Right Certificate (or, prior to the Separation Date, of any other certificate representing Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Separation Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Separation Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                  (b) after the Separation Date, the Right Certificates are transferable (subject to Section 7(e)) only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with appropriate forms and certificates fully executed; and

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Separation Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as reasonably practicable.

         SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Series Z Preferred Shares, or any other securities of the Company, that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this
Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

                           (b) The Rights Agent shall be authorized and
protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT.SECTION 21. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a)      The Rights Agent may consult with legal counsel
(who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series Z Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Series Z Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

                  (h) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 on such certificate attached to the form of assignment or form of election to purchase, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                  (i) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

                  (j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

                  (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         SECTION 22. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Series Z Preferred Shares known to the Rights Agent by registered or certified mail. In such event, the Company shall give written notice of such resignation to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Series Z Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, that is subject to supervision or examination by federal or state authority, or
(b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Series Z Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 23. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board (or following a Determination Date, the Committee) to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board (or following a Determination Date, the Committee), issue Right Certificates in connection with the issuance or sale of Common Shares following the Separation Date.

         SECTION 24. REDEMPTION; NO RIGHTS UNTIL DETERMINATION DATE.

                  (a) The Board (or following a Determination Date, the Committee) may, at its option, at any time prior to the earlier of (A) the Separation Date or (B) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE").

                  (b)      In the case of a redemption permitted under
Section 23(a) hereof, immediately upon the action of the Board (or following a Determination Date, the Committee) ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board (or following a Determination Date, the Committee) ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders (with prompt written notice thereof to the Rights Agent) of the then outstanding Rights (in case of notice to holders) by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Separation Date, on the registry books of the Transfer Agent for the Common Shares; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

                  (c) For the avoidance of doubt, no Rights shall be issued or outstanding or deemed issued or outstanding unless and until a Determination Date occurs.

         SECTION 25. EXCHANGE.

                  (a) The Board (or following a Determination Date, the Committee) may, at its option, at any time after the right of the Company to redeem the Rights has expired, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board (or following a Determination Date, the Committee) shall not be empowered to effect such exchange at any time after any Person (other than any Exempt Stockholder, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Common Shares representing 50% or more of the combined voting power of all Common Shares then outstanding.

                  (b) Immediately upon the action of the Board (or following a Determination Date, the Committee) ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give written notice to the Rights Agent and public notice of any such exchange; PROVIDED, HOWEVER, that failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Series Z Preferred Shares for Common Shares at the rate of one one-thousandth of a Series Z Preferred Share for each Right.

                  (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Series Z Preferred Shares (except as hereinafter provided) or fractional Common Shares, but if the exchange is for Series Z Preferred Shares, the Company shall be obligated to issue fractional shares so long as any fraction of a Series Z Preferred Share so to be issued is at least equal to one one-thousandth of a Series Z Preferred Share. In lieu of such fractional shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share. For the purposes of this Section 24(d), (i) the current market value of a whole Common Share shall be the per share market price determined in accordance with Section 11(d)(i) hereof as of the day immediately following the day of the public announcement by the Company that an exchange is to be effected pursuant to this Section 24 and (ii) the current market value of a Series Z Preferred Share or fraction of a Series Z Preferred Share shall be the current market value on such day of a Series Z Preferred Share (or fraction of a Series Z Preferred Share) as determined in accordance with Section 11(d)(ii) hereof.

         SECTION 26. NOTICE OF CERTAIN EVENTS.

                  (a) In case the Company shall propose, at any time after the Separation Date, (i) to pay any dividend payable in stock of any class to the holders of Series Z Preferred Shares or to make any other distribution to the holders of Series Z Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Series Z Preferred Shares rights or warrants to subscribe for or to purchase any additional Series Z Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Series Z Preferred Shares (other than a reclassification involving only the subdivision of outstanding Series Z Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Series Z Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Series Z Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Series Z Preferred Shares, whichever shall be the earlier.

                  (b) In case of the occurrence of a Section 11(a)(ii) Event, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to Series Z Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

                  (c) The Company shall notify the Rights Agent promptly upon the occurrence of a Determination
Date.

         SECTION 27. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the

Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Hollinger International Inc.
                           712 Fifth Avenue
                           18th Floor
                           New York, NY 10019
                           Attention:  President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Mellon Investor Services LLC
                           85 Challenger Road
                           Ridgefield Park, New Jersey 07660-2108
                           Attention: General Counsel




Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 28. SUPPLEMENTS AND AMENDMENT; SPECIAL COMMITTEE REVIEW.SECTION
29. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and, if such supplement or amendment affects the rights, duties or obligations of the Rights Agent, the Rights Agent; PROVIDED, HOWEVER, that
(i) the Rights Agent cannot be required to change or amend its duties and obligations under this Agreement, and (ii) from and after such time as there is a Shares Acquisition Date and a Separation Date, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Any amendment or supplement that affects the rights, duties or obligations of the Rights Agent shall not be effective unless it is executed by the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, which states that the proposed supplement or amendment complies with this
Section 27, the Rights Agent shall execute such supplement or amendment. On or before January 25, 2005, the Special Committee (or any other committee of independent directors of the Board who were not the subject of the report delivered by the Special Committee) shall re-evaluate this Agreement to determine whether the Plan remains in the best interest of the Company's stockholders. If determined as necessary, such committee may recommend amendments to the Board (or following a Determination Date, the Committee) to the Agreement or redemption of the Rights. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

         SECTION 30. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 31. DETERMINATIONS AND ACTIONS BY THE BOARD.SECTION 32. The Board (or following a Determination Date, the Committee for so long as it shall be duly constituted and empowered) shall have the exclusive power and authority to administer the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board or the Committee or the Company, or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, interpretations and determinations that are done or made by the Board (or following a Determination Date, the Committee), in good faith, shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and shall not subject the Board (or following a Determination Date, the Committee) to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Company's Board (or following a Determination Date, the Committee) of Directors and the Committee acted in good faith and shall be fully protected and incur no liability in reliance thereon.

         SECTION 33. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Separation Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Separation Date, the Common Shares).

         SECTION 34. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board (or following a Determination Date, the Committee) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board (or following a Determination Date, the Committee).

         SECTION 35. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New

York, and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         SECTION 36. CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party or any other Person for consequential damages.

         SECTION 37. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         SECTION 38. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   HOLLINGER  INTERNATIONAL INC.


                                   By:  /s/ Gordon A. Paris
                                        ----------------------------------------
                                        Name: Gordon A. Paris
                                        Title: Chairman, CEO and President



                                   MELLON INVESTOR SERVICES LLC, as Rights Agent


                                   By:   /s/ Michael A. Nespoli
                                        ----------------------------------------
                                        Name:  Michael A. Nespoli
                                        Title:  Vice President

                                                                       EXHIBIT A

                                      FORM

                                       OF

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES Z PREFERRED STOCK

                                       OF

                          HOLLINGER INTERNATIONAL INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)
                             _______________________

         Hollinger International Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "CORPORATION"), hereby certifies that the following resolution was adopted by the Board of Directors or a duly authorized committee of the Board vested with full power and authority of the Board under Section 141(c)(2) of the General Corporation Law (the "BOARD" or "BOARD OF DIRECTORS") as required by
Section 151 of the General Corporation Law at a meeting duly called and held on January 23, 2004 and continued on January 25, 2004:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors and the Committee in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, resolutions passed by the Board of Directors and Delaware law, the Committee hereby creates a series of Preferred Stock, par value $0.01 per share, of the Corporation, and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series Z Preferred Stock" (the "SERIES Z PREFERRED STOCK") and the number of shares constituting the Series Z Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors (or following a Determination Date, the Committee); PROVIDED, that no decrease shall reduce the number of shares of Series Z Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights and warrants and upon the conversion of any outstanding securities issued by the Corporation convertible into Series Z Preferred Stock.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series Z Preferred Stock with respect to dividends, the holders of shares of Series Z Preferred Stock, in preference to the holders of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), of the Corporation and the Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK") and together with the Class A Common Stock, the "COMMON STOCK"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors (or following a Determination Date, the Committee) out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Z Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provisions for adjustment set forth in Section 8 equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Z Preferred Stock.

                  (B) If a dividend is declared on the Common Stock, the Corporation shall declare a dividend or distribution on the Series Z Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series Z Preferred Stock shall nevertheless be declared and shall be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series Z Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series Z Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series Z Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors (or following a Determination Date, the Committee) may fix a record date for the determination of holders of shares of Series Z

Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. The holders of shares of Series Z Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series Z Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series Z Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series Z Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series Z Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4. CERTAIN RESTRICTIONS.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series Z Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series Z Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Z Preferred Stock;

                           (ii) declare or pay dividends, or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Z Preferred Stock, except dividends paid ratably on the Series Z Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Z Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series Z Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for
consideration any shares of Series Z Preferred Stock, or any shares of stock ranking on a parity with the Series Z Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors (or following a Determination Date, the Committee)) to all holders of such shares upon such terms as the Board of Directors (or following a Determination Date, the Committee), after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series Znd classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series Z Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation (which shall no include any transaction covered by Section 7), no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Z Preferred Stock unless, prior thereto, the holders of shares of Series Z Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series Z Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment set forth in Section 8, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Z Preferred Stock, except distributions made ratably on the Series Z Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination, exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series Z Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment set forth in Section 8, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         SECTION 8. EFFECT OF COMMON STOCK SPLITS, ETC. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series Z Preferred Stock were entitled immediately prior to such event under Sections 2, 6 or 7 shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 9. NO REDEMPTION. The shares of Series Z Preferred Stock shall not be redeemable.

         SECTION 10. RANK. The Series Z Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

         SECTION 11. AMENDMENT. The Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series Z Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series Z Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its [Title] and attested by its Secretary this ____ day of ________ 200_.


                                            HOLLINGER  INTERNATIONAL INC.


                                            By:
                                                --------------------------
                                                Name:
                                                Title:

Attest:

___________________________
Name:
Title: Secretary

                                                                       EXHIBIT B





                           [FORM OF RIGHT CERTIFICATE]


Certificate No. R-      __________ Rights


NOT EXERCISABLE AFTER FEBRUARY 5, 2014 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT (AS HEREINAFTER DEFINED)) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE AGREEMENT.]1


                                RIGHT CERTIFICATE

                          HOLLINGER INTERNATIONAL INC.


         This certifies that          , or registered assigns, is the registered
owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of 25, 2004 (the "RIGHTS AGREEMENT"), between HOLLINGER INTERNATIONAL INC., a Delaware corporation (the "COMPANY"), and MELLON INVESTOR SERVICES LLC, a [Delaware] limited liability company (the "RIGHTS AGENT"), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to the close of business (5:00 PM New York time) on February 5, 2014, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series Z Preferred Stock, par value $0.01


--------

1 The portion of the legend in brackets shall be inserted if applicable and shall replace the preceding sentence.

per share ("SERIES Z SHARE") of the Company, at a purchase price of $50 per one one-thousandth of a share (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of rights evidenced by this Right Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of February 5, 2003 based on the Series Z Shares as constituted at such date.



         Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(b) a transferee of any such Acquiring Person, Associate or Affiliate or (c) under certain circumstances specified in the Rights Agreement, a transferee of a person or entity who, after such transfer, became an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such rights from and after the occurrence of any such Triggering Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Series Z Shares or other securities or other property that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         The Board (or following a Determination Date, the Committee) may, at its option, at any time after the right of the Company to redeem the Rights has expired, exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and Affiliates and Associates of the Acquiring Person) for Common Shares (as such term is defined in the Rights Agreement) at an exchange ratio of one Common Share per Right, as adjusted. Immediately upon the action of the Board (or following a Determination Date, the Committee) ordering an exchange of the Rights, the Rights affected by such order will no longer be exercisable and thereafter the only right of the holders of such Rights will be to receive the Common Shares issuable by the Company in exchange for such Rights.

         This Right Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights for not more than 90 days at the election of the Company and under certain circumstances specified in such Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent and are also available upon written request to the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Series Z Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If the Rights evidenced by this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed at a redemption price of $0.001 per Right at any time prior to the earlier of (A) the Separation Date (as such term is defined in the Rights Agreement) or (B) the Final Expiration Date (as such term is defined in the Rights Agreement). Immediately upon the action of the Board (or following a Determination Date, the Committee) ordering redemption of the Rights, the Rights will no longer be exercisable; and, thereafter the only right of the holders of the Rights evidenced hereby will be to receive the Redemption Price.

         The terms of the Rights evidenced by this Certificate may be supplemented or amended without the approval of any holder of the Rights (or the Common Shares) as set forth in the Rights Agreement.

         No fractional Series Z Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a Series Z Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series Z Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company.

Dated:  ___________, 20__



                                            HOLLINGER INTERNATIONAL INC.

                                            By:
                                               ------------------------
                                               Name:
                                               Title:



                                                     Attest
                                                           --------------------
                                                           Name:
                                                           Title:



                                                              (Corporate Seal)
Countersigned

MELLON INVESTOR SERVICES LLC
as Rights Agent


By____________________________
    Name:
    Title:

                   [Form of Reverse Side of Right Certificate]



                               FORM OF ASSIGNMENT
                               ------------------



                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)



FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto _________________________________________________________
                  (Please print name and address of Transferee) ____________________________________________________________ this Right
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, 20__



                                    ---------------------------_
                                    Signature

Signature Guaranteed:

                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:

         (i) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (ii) to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _____________, 20__         _________________________
                                    Signature


                                     NOTICE


         The signature(s) to the foregoing Assignment and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)


To: HOLLINGER INTERNATIONAL INC.


         The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Right Certificate to purchase the Series Z Shares (or fractions thereof) issuable upon the exercise of such Rights (or such other securities of the Company or of any other entity that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:  ________________________________________________
                                        (Please print name and address)
________________________________________________________________________


         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:  _______________________________________________
                                      (Please print name and address)
________________________________________________________________________

Dated:  __________________, 20__


        _________________________
                                                            Signature

Signature Guaranteed:


                                   CERTIFICATE
                                   -----------


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) to the best knowledge of the undersigned, it [ ] did [ ] not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ________________, 20__

                                                     _________________________
                                                          Signature

                                     NOTICE
                                     ------


                  The signature(s) to the foregoing Election to Purchase and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

                          HOLLINGER INTERNATIONAL INC.

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

         The Corporate Review Committee of the Board of Directors of our Company, Hollinger International Inc., a Delaware corporation, has declared a dividend of one preferred share purchase right (a "Right") for each share of common stock of the Company outstanding at the close of business on February 5, 2004 (the "Record Date").. The Rights are subject to the terms of a Rights Agreement, dated as of January 25, 2004, between our Company and Mellon Investor Services LLC, as the Rights Agent.

         In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group that acquires 20% or more of the voting power of our outstanding common stock without the approval of our Board (or following a Determination Date, the Committee). The Rights Agreement will not interfere with any merger or other business combination approved by our Board (or following a Determination Date, the Committee).

         For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, a form of which has been filed with the Securities and Exchange Commission. A copy of the Rights Agreement is available free of charge from our Company.

         THE RIGHTS. The Committee authorized the issuance of a Right with respect to each issued and outstanding share of common stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after the Record Date until the earliest of the Separation Date, the expiration or the redemption of the Rights, as described below.

         EXERCISE PRICE. Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series Z Preferred Stock ("Preferred Share") for $[50], once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

         EXERCISABILITY. Until a "separation date" occurs, the Rights will:

         o        not be exercisable;

         o be evidenced by certificates that represent shares of our common stock; and

         o        trade with our common stock.

         Following a "separation date," the Rights will become exercisable and we will issue separate certificates representing the Rights, which will trade separately from the shares of our common stock.

         A "separation date" will occur upon the earlier of:

         o 10 business days after a public announcement that a person has become an "acquiring person;" or

         o 15 business days (or such later date as our Board (or following a Determination Date, the Committee) may determine before any person becomes an "acquiring person") after a person commences a tender or exchange offer that, if successful, would result in the person becoming an "acquiring person."

         Under our Rights Agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of common stock having 20% or more of the combined voting power of all of the outstanding shares of our common stock. However, an "acquiring person" shall not include us, any of our subsidiaries, any of our employee benefit plans or any person or entity acting pursuant to such employee benefit plans. In addition, an "acquiring person" shall not include any Exempt stockholder. An "Exempt stockholder" means shall mean Lord Conrad Black and any Person that is a controlled Affiliate of Lord Black, including as of the date hereof Hollinger Inc., PROVIDED that each such Person shall only be deemed to be an Exempt Stockholder for so long as Lord Black together with his controlled Affiliates Beneficially Own no more than the number and type of Common Shares of the Company owned by them as of January 25, 2004, which represent in the aggregate approximately 73% of the voting power represented by all Common Shares provided further that any equity securities of the Company that may be issued, granted or purchased by Lord Black following the date of this Agreement pursuant to any employee benefit plan of the Company or any of its subsidiary or otherwise received as compensation from the Company shall not be counted for purposes of calculating the percentage Beneficially Owned by Lord Black for purposes of the immediately preceding proviso. Our Rights Agreement also contains provisions designed to prevent the inadvertent triggering of the Rights.

         TRIGGERING OF RIGHTS.

         FLIP IN. If any person becomes an acquiring person and there is a separation date, each holder of a Right, other than Rights owned by the acquiring person which will be voided, will have the right to purchase, upon payment of the exercise price, shares of common stock having twice the market value of the exercise price of a Right.

         FLIP OVER. If, after a person becomes an acquiring person and there is a separation date, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each holder of a Right will have the right to purchase, upon payment of the exercise price, shares of common stock of the acquiring company which at the time of such transaction will have twice the market value of the exercise price of a Right.

         EXCHANGE. Any time after a separation date and before the acquisition by any person or group (other than a an exempt stockholder) of a majority of the outstanding common stock, our Board (or following a Determination Date, the Committee) may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right, subject to adjustment.

         REDEMPTION. Our Board (or following a Determination Date, the Committee) may redeem the Rights, in whole, but not in part, at any time before a separation date. The redemption price shall be $.001 per Right. The right to exercise any Rights will terminate when they are redeemed. The only right of the holders of the Rights after redemption will be to receive the redemption price.

         AMENDMENTS. At any time before a person becomes an acquiring person and there is a separation date, our Board (or following a Determination Date, the Committee) may amend, without the approval of the holders of the Rights, any provision in the Rights Agreement. After a person becomes an acquiring person and there is a separation date, our Board (or following a Determination Date, the Committee) may only amend the provisions of our Rights Agreement in order to:

         o        cure any ambiguity; or

         o make changes that will not adversely affect the interests of the holders of Rights.

         SUNSET REVIEW. On or before January 25, 2005, the Special Committee (or another similar independent committee) will re-evaluate the Rights Agreement and, to the extent they deem necessary, may recommend amendments to the Rights Agreement re redemption of the Rights.

         EXPIRATION. The Rights will expire on February 5, 2014, unless earlier redeemed or exchanged by us.


                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                                               PAGE

Section 1.   Certain Definitions........................................................................2

Section 2.   Appointment of Rights Agent................................................................7

Section 3.   Issue of Right Certificates................................................................7

Section 4.   Form of Right Certificates.................................................................9

Section 5.   Countersignature and Registration.........................................................10

Section 6.   Transfer, Split Up, Combination and Exchange of Right Certificates;
                Mutilated, Destroyed, Lost or Stolen Right
                Certificates...........................................................................10

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights.............................11

Section 8.   Cancellation and Destruction of Right Certificates........................................13

Section 9.   Reservation and Availability of Series Z Preferred Shares; Registration...................13

Section 10.  Series Z Preferred Shares Record Date.....................................................14

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights...............15

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares................................22

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power......................22

Section 14.  Fractional Rights and Fractional Shares...................................................24

Section 15.  Rights of Action..........................................................................25

Section 16.  Agreement of Right Holders................................................................26

Section 17.  Right Certificate Holder Not Deemed a Stockholder.........................................26

Section 18.  Concerning the Rights Agent...............................................................26

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.................................27

Section 20.  Duties of Rights Agent....................................................................28

Section 21.  Change of Rights Agent....................................................................30

                                                 -i-




Section 22.  Issuance of New Right Certificates........................................................31

Section 23.  Redemption................................................................................31

Section 24.  Exchange..................................................................................31

Section 25.  Notice of Certain Events..................................................................33

Section 26.  Notices...................................................................................33

Section 27.  Supplements and Amendment; Special Committee Review.......................................34

Section 28.  Successors................................................................................35

Section 29.  Determinations and Actions by the Board...................................................35

Section 30.  Benefits of this Agreement................................................................35

Section 31.  Severability..............................................................................35

Section 32.  Governing Law.............................................................................35

Section 33.  Consequential Damages.....................................................................36

Section 34.  Counterparts..............................................................................36

Section 35.  Descriptive Headings......................................................................36



Exhibits

A.       Certificate of Designations in respect of Series Z Preferred Stock

B.       Form of Right Certificate

C.       Summary of Rights to Purchase Series Z Preferred Stock